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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tangoe, Inc.
Orange, Connecticut

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 2, 2011, except for Note 2 for which the date is June 15, 2011, relating to the consolidated financial statements of Tangoe, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

June 17, 2011

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  Exhibit 23.1